Exhibit 99.01
Green Dot Reports Fourth Quarter and Full Year 2022 Results
With Technology Conversions Underway, Digital Bank and Fintech Maintains Focus on Execution and Expense Management, Sees Solid Momentum in GO2bank
Company Provides 2023 Guidance

Austin, TX - February 23, 2023 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter and year ended December 31, 2022.
"I am proud of the team and our 2022 accomplishments, which included strong bottom line growth, signing a major new BaaS channel partner, and completing our first significant platform conversion,” said George Gresham, Chief Executive Officer of Green Dot. “As we brace for some near-term challenges and continue to focus on improving operational efficiency, I am confident in our ability to navigate headwinds and remain very optimistic about our path forward and the opportunities that lie ahead."
Consolidated Results Summary

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$342,432	$330,839	4%	$1,449,566	$1,433,197	1%
Net income (loss)	$5,884	$(10,523)	*	$64,212	$47,480	35%
Diluted earnings (loss) per common share:	$0.11	$(0.19)	*	$1.19	$0.85	40%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$336,630	$321,208	5%	$1,423,609	$1,387,875	3%
Adjusted EBITDA[1]	$35,387	$34,434	3%	$238,754	$216,964	10%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	10.5%	10.7%	(0.2)%	16.8%	15.6%	1.2%
Non-GAAP net income[1]	$17,712	$15,237	16%	$140,024	$123,055	14%
Non-GAAP diluted earnings per share[1]	$0.34	$0.27	26%	$2.59	$2.21	17%
* % change not meaningful

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last eight calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2022				2021
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$20,010	$18,682	$17,356	$17,436	$16,353	$16,404	$17,399	$20,666
Number of active accounts	4.15	4.33	4.61	4.93	5.07	5.37	6.03	6.35
Purchase volume	$6,292	$6,443	$6,760	$7,192	$7,065	$7,356	$8,870	$10,445
Consumer Services
Gross dollar volume	$5,426	$5,495	$5,715	$6,621	$6,300	$6,811	$8,188	$10,156
Number of active accounts	2.37	2.51	2.78	3.04	3.10	3.38	3.97	4.07
Direct deposit active accounts	0.63	0.66	0.67	0.69	0.76	0.83	0.92	0.97
Purchase volume	$4,229	$4,302	$4,588	$5,017	$4,881	$5,166	$6,455	$7,138
B2B Services
Gross dollar volume	$14,584	$13,187	$11,641	$10,815	$10,053	$9,593	$9,211	$10,510
Number of active accounts	1.78	1.82	1.83	1.89	1.97	1.99	2.06	2.28
Purchase volume	$2,063	$2,141	$2,172	$2,175	$2,184	$2,190	$2,415	$3,307
Money Movement
Number of cash transfers	9.03	9.16	9.00	8.87	9.95	10.05	10.19	10.32
Number of tax refunds processed	0.20	0.28	4.48	9.61	0.12	0.43	4.15	7.44
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

Unencumbered cash at the holding company was approximately $62 million as of December 31, 2022.
"We are very pleased with our GAAP and non-GAAP results for 2022. Our outlook for 2023 reflects the de-conversion of several partners and a headwind from rising interest rates, while we continue to invest in our technology transformation and selectively invest in opportunities that will position Green Dot for growth in 2024 and beyond," said Jess Unruh, CFO of Green Dot.

2023 Financial Guidance
Green Dot has provided its financial outlook for 2023. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to, the expected impact of the previously-announced loss of certain partnerships and programs, negative trends within certain channels of its business, the current macroeconomic environment including rising interest rates, the expected timing of expected cost savings from its platform conversion, and its investment in strategic initiatives. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot expects its full year non-GAAP total operating revenues2 to be between $1.376 billion and $1.462 billion, or approximately flat year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot expects its full year adjusted EBITDA2 to be between $180 million and $190 million, or down 23% year-over-year at the mid-point.
Non-GAAP EPS2
•Green Dot expects its full year non-GAAP EPS2 to be between $1.77 and $1.93, or down 29% year-over-year at the mid-point.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$180.0	$190.0
Depreciation and amortization*	(57.0)	(57.0)
Net interest expense	(2.5)	(2.5)
Non-GAAP pre-tax income	$120.5	$130.5
Tax impact**	(28.3)	(30.7)
Non-GAAP net income	$92.2	$99.8
Non-GAAP diluted weighted-average shares issued and outstanding	52.0	52.0
Non-GAAP earnings per share	$1.77	$1.93

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23.5% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss fourth quarter 2022 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, March 2, 2023.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers, under the heading "2023 Financial Guidance" and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, Green Dot’s ability to timely and successfully complete its technology transformation and achieve the expected benefits therefrom, changes in general economic conditions in the United States and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 23, 2023, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition; realized gains on investment securities; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$813,945	$1,322,319
Restricted cash	5,900	3,321
Settlement assets	493,395	320,377
Accounts receivable, net	74,437	80,401
Prepaid expenses and other assets	78,155	81,380
Income tax receivable	—	1,354
Total current assets	1,465,832	1,809,152
Investment securities available-for-sale, at fair value	2,363,687	2,115,501
Loans to bank customers, net of allowance for loan losses of $9,078 and $5,555 as of December 31, 2022 and December 31, 2021, respectively	21,421	19,270
Prepaid expenses and other assets	192,901	136,400
Property, equipment, and internal-use software, net	160,222	135,341
Operating lease right-of-use assets	8,316	10,967
Deferred expenses	14,547	16,855
Net deferred tax assets	117,167	15,048
Goodwill and intangible assets	445,083	466,943
Total assets	$4,789,176	$4,725,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$113,891	$51,353
Deposits	3,450,105	3,286,889
Obligations to customers	218,239	124,221
Settlement obligations	40,691	15,682
Amounts due to card issuing banks for overdrawn accounts	328	513
Other accrued liabilities	98,580	128,294
Operating lease liabilities	3,167	6,918
Deferred revenue	25,029	28,903
Income tax payable	11,641	291
Total current liabilities	3,961,671	3,643,064
Other accrued liabilities	5,777	3,531
Operating lease liabilities	5,247	8,209
Line of credit	35,000	—
Total liabilities	4,007,695	3,654,804

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2022 and December 31, 2021; 51,674 and 54,868 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	52	55
Additional paid-in capital	340,575	401,055
Retained earnings	763,582	699,370
Accumulated other comprehensive loss	(322,728)	(29,807)
Total stockholders’ equity	781,481	1,070,673
Total liabilities and stockholders’ equity	$4,789,176	$4,725,477

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$225,339	$202,403	$876,318	$788,834
Cash processing revenues	36,632	40,283	235,445	245,539
Interchange revenues	69,345	81,808	295,646	380,037
Interest income, net	11,116	6,345	42,157	18,787
Total operating revenues	342,432	330,839	1,449,566	1,433,197
Operating expenses:
Sales and marketing expenses	70,002	82,751	297,900	382,163
Compensation and benefits expenses	58,196	64,690	243,939	264,686
Processing expenses	131,719	101,568	481,460	389,284
Other general and administrative expenses	74,436	89,974	331,892	330,590
Total operating expenses	334,353	338,983	1,355,191	1,366,723
Operating income (loss)	8,079	(8,144)	94,375	66,474
Interest expense, net	112	37	255	150
Other expense, net	(1,142)	(4,020)	(10,199)	(2,624)
Income (loss) before income taxes	6,825	(12,201)	83,921	63,700
Income tax expense (benefit)	941	(1,678)	19,709	16,220
Net income (loss)	$5,884	$(10,523)	$64,212	$47,480

Basic earnings (loss) per common share:	$0.11	$(0.19)	$1.20	$0.87
Diluted earnings (loss) per common share:	$0.11	$(0.19)	$1.19	$0.85
Basic weighted-average common shares issued and outstanding:	51,901	54,392	53,351	54,070
Diluted weighted-average common shares issued and outstanding:	52,299	54,392	53,871	55,220

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2022	2021
	(In thousands)
Operating activities
Net income	$64,212	$47,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	57,101	57,024
Amortization of intangible assets	23,509	27,775
Provision for uncollectible overdrawn accounts from purchase transactions	13,771	19,822
Provision for loan losses	32,352	24,978
Stock-based compensation	34,812	51,419
Losses (earnings) in equity method investments	15,648	(1,579)
Amortization of (discount) premium on available-for-sale investment securities	(1,434)	2,563
Impairment of long-lived assets	4,264	—
Deferred income tax (benefit) expense	(6,674)	2,722
Other	(4,666)	144
Changes in operating assets and liabilities:
Accounts receivable, net	(7,807)	(32,468)
Prepaid expenses and other assets	5,417	(9,171)
Deferred expenses	2,308	1,477
Accounts payable and other accrued liabilities	41,098	(5,308)
Deferred revenue	(3,694)	1,282
Income tax receivable/payable	11,716	(14,128)
Other, net	(4,247)	(6,999)
Net cash provided by operating activities	277,686	167,033

Investing activities
Purchases of available-for-sale investment securities	(931,549)	(1,395,599)
Proceeds from maturities of available-for-sale securities	293,748	196,958
Proceeds from sales and calls of available-for-sale securities	3,488	6,823
Payments for acquisition of property and equipment	(84,326)	(57,432)
Net changes in loans	(32,057)	(28,385)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchases of other investments	(31,934)	(55,000)
Other investing activities	(2,558)	(852)
Net cash used in investing activities	(820,188)	(1,368,487)

Financing activities
Borrowings on revolving line of credit	100,000	—
Repayments on revolving line of credit	(65,000)	—
Proceeds from exercise of options and ESPP purchases	6,177	8,041
Taxes paid related to net share settlement of equity awards	(5,947)	(12,864)
Net changes in deposits	157,140	555,062
Net changes in settlement assets and obligations to customers	(53,991)	488,654
Contingent consideration payments	(1,647)	(4,000)
Repurchase of Class A common stock	(95,525)	—
Other financing activities	(4,500)	(4,500)
Net cash provided by financing activities	36,707	1,030,393

Net decrease in unrestricted cash, cash equivalents and restricted cash	(505,795)	(171,061)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,325,640	1,496,701
Unrestricted cash, cash equivalents and restricted cash, end of period	$819,845	$1,325,640

Cash paid for interest	$627	$1,434
Cash paid for income taxes	$12,966	$27,200

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$813,945	$1,322,319
Restricted cash	5,900	3,321
Total unrestricted cash, cash equivalents and restricted cash, end of period	$819,845	$1,325,640

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Segment Revenue	(In thousands)
Consumer Services	$141,319	$160,836	$586,798	$694,725
B2B Services	158,830	121,849	594,468	458,584
Money Movement Services	33,062	37,753	222,192	239,735
Corporate and Other	3,419	770	20,151	(5,169)
Total segment revenues	336,630	321,208	1,423,609	1,387,875
BaaS commissions and processing expenses (8)	6,576	9,631	28,831	45,322
Other income (9)	(774)	—	(2,874)	—
Total operating revenues	$342,432	$330,839	$1,449,566	$1,433,197

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Segment Profit	(In thousands)
Consumer Services	$53,543	$54,203	$222,148	$223,604
B2B Services	18,937	18,948	86,372	73,156
Money Movement Services	11,550	10,241	117,830	115,965
Corporate and Other	(48,643)	(48,958)	(187,596)	(195,761)
Total segment profit *	35,387	34,434	238,754	216,964
Reconciliation to income (loss) before income taxes
Depreciation and amortization of property, equipment and internal-use software	14,220	14,578	57,101	57,024
Stock based compensation and related employer taxes	3,604	14,422	35,414	51,627
Amortization of acquired intangible assets	5,664	6,944	23,509	27,775
Impairment charges	130	—	4,264	—
Legal settlements	(338)	(1,202)	16,021	1,108
Other expense	4,028	7,836	8,070	12,956
Operating income (loss)	8,079	(8,144)	94,375	66,474
Interest expense, net	112	37	255	150
Other expense, net	(1,142)	(4,020)	(10,199)	(2,624)
Income (loss) before income taxes	$6,825	$(12,201)	$83,921	$63,700
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of intersegment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees, professional service fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when evaluating overall consolidated financial results are excluded from unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Total operating revenues	$342,432	$330,839	$1,449,566	$1,433,197
BaaS commissions and processing expenses (8)	(6,576)	(9,631)	(28,831)	(45,322)
Other income (9)	774	—	2,874	—
Non-GAAP total operating revenues	$336,630	$321,208	$1,423,609	$1,387,875

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net income (loss)	$5,884	$(10,523)	$64,212	$47,480
Stock-based compensation and related employer payroll taxes (3)	3,604	14,422	35,414	51,627
Amortization of acquired intangible assets (4)	5,664	6,944	23,509	27,775
Change in fair value of contingent consideration (4)	—	47	300	47
Transaction and related acquisition costs (4)	6	7,023	739	8,755
Amortization of deferred financing costs (5)	36	42	144	168
Impairment charges (5)	130	—	4,264	—
Legal settlements (5)	(338)	(1,202)	16,021	1,108
Losses (earnings) in equity method investments (5)	3,770	(265)	15,648	(1,579)
Change in fair value of loans held for sale (2)(5)	(1,736)	4,386	(2,622)	4,386
Realized gain on sale of investments (5)	(135)	—	(135)	—
Extraordinary severance expenses (6)	2,948	633	3,499	4,546
Other expense (income), net (5)	317	32	840	(575)
Income tax effect (7)	(2,438)	(6,302)	(21,809)	(20,683)
Non-GAAP net income	$17,712	$15,237	$140,024	$123,055
Diluted earnings (loss) per common share
GAAP	$0.11	$(0.19)	$1.19	$0.85
Non-GAAP	$0.34	$0.27	$2.59	$2.21

Diluted weighted-average common shares issued and outstanding
GAAP	52,299	54,392	53,871	55,220
Non-GAAP	52,326	55,880	54,019	55,693

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,299	54,392	53,871	55,220
Weighted-average unvested Walmart restricted shares (10)	27	352	148	473
Anti-dilutive shares due to GAAP net loss	—	1,136	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	52,326	55,880	54,019	55,693

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Class A common stock outstanding as of December 31:	51,674	54,868	51,674	54,868
Weighting adjustment	254	(124)	1,825	(325)
Dilutive potential shares:
Stock options	2	421	29	464
Service based restricted stock units	145	339	160	408
Performance-based restricted stock units	229	367	295	265
Employee stock purchase plan	22	9	36	13
Non-GAAP diluted weighted-average shares issued and outstanding	52,326	55,880	54,019	55,693

Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Net income (loss)	$5,884	$(10,523)	$64,212	$47,480
Interest expense, net (2)	112	37	255	150
Income tax expense (benefit)	941	(1,678)	19,709	16,220
Depreciation and amortization of property, equipment and internal-use software (2)	14,220	14,578	57,101	57,024
Stock-based compensation and related employer payroll taxes (2)(3)	3,604	14,422	35,414	51,627
Amortization of acquired intangible assets (2)(4)	5,664	6,944	23,509	27,775
Change in fair value of contingent consideration (2)(4)	—	47	300	47
Transaction and related acquisition costs (2)(4)	6	7,023	739	8,755
Impairment charges (2)(5)	130	—	4,264	—
Legal settlements (2)(5)	(338)	(1,202)	16,021	1,108
Losses (earnings) in equity method investments (2)(5)	3,770	(265)	15,648	(1,579)
Change in fair value of loans held for sale (2)(5)	(1,736)	4,386	(2,622)	4,386
Realized gain on sale of investments (2)(5)	(135)	—	(135)	—
Extraordinary severance expenses (2)(6)	2,948	633	3,499	4,546
Other expense (income), net (2)(5)	317	32	840	(575)
Adjusted EBITDA	$35,387	$34,434	$238,754	$216,964

Non-GAAP total operating revenues	$336,630	$321,208	$1,423,609	$1,387,875
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	10.5%	10.7%	16.8%	15.6%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions)
Total operating revenues	$1,383	$1,469
Adjustments (8)(9)	(7)	(7)
Non-GAAP total operating revenues	$1,376	$1,462

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions)
Net income	$24.0	$31.6
Adjustments (11)	156.0	158.4
Adjusted EBITDA	$180.0	$190.0

Non-GAAP total operating revenues	$1,462	$1,376
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	12.3%	13.8%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2023
	Range
	Low	High
	(In millions, except per share data)
Net income	$24.0	$31.6
Adjustments (11)	68.2	68.2
Non-GAAP net income	$92.2	$99.8
Diluted earnings per share
GAAP	$0.46	$0.61
Non-GAAP	$1.77	$1.93

Diluted weighted-average shares issued and outstanding
GAAP	52.0	52.0

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement charges, earnings or losses from equity method investments, changes in the fair value of loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $3.6 million and $14.4 million for the three months ended December 31, 2022 and 2021, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements, changes in the fair value of loans held for sale, realized gains on investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains on investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and twelve months ended December 31, 2022, Green Dot recorded charges of $2.9 million and $3.5 million, respectively, related to extraordinary severance expenses, which were paid out in connection with the transition and employment agreements of certain former executives, reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of December 31, 2022.
(8)Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available for sale.
(10)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(11)These amounts represent estimated adjustments for items such as non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, earnings and losses from equity method investments, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).